DELOITTE

Deloitte & Touche LLP

3000 Scotia Centre

700 Second Street S.W.

Calgary AB  T2P 0S7

Canada

Tel: (403) 267-1700

Fax: (403) 264-2871

www.deloitte.ca

April 21, 2005

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington  D.C. 20549

Dear Sirs/Mesdames:

We have read Item 4.01(a) of Big Sky Energy Corporation’s Form 8-K dated April 18, 2005 and agree with the statements therein.

Yours truly,

/s/ Deloitte & Touche LLP

Chartered Accountants